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                                                                   EXHIBIT 99(A)

                                REVOCABLE PROXY
                       MAINSTREET FINANCIAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS
                               JANUARY 15, 1999

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

     The undersigned hereby appoints James E. Adams and Michael R. Blevins, and each of them, with full power of substitution in each, proxies to vote all the shares of Common Stock of MainStreet Financial Corporation ("MainStreet") which the undersigned is entitled to vote, at the Special Meeting of Shareholders of MainStreet to be held on Friday, January 15, 1999, at 11:00 a.m., and at any and all adjournments thereof.

     1. To approve an Agreement and Plan of Reorganization, dated as of August 26, 1998 (the "Merger Agreement"), by and among MainStreet, BB&T Corporation, a North Carolina corporation ("BB&T"), and BB&T Financial Corporation of Virginia, a Virginia corporation and wholly owned subsidiary of BB&T, and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock of MainStreet will be converted into the right to receive shares of common stock of BB&T and cash in lieu of any fractional share, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement and the Plan of Merger set forth therein is attached to the Proxy Statement/Prospectus as Appendix I.

      [_] For                  [_] Against             [_] Abstain

     PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [_]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Item 1.

     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.

Please be sure to sign and date this proxy in the box below.

____________________
Date

________________________________
Shareholder sign above

________________________________
Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                       MAINSTREET FINANCIAL CORPORATION
  C/O REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NJ 07016

                             PLEASE ACT PROMPTLY

                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY